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                                                                     EXHIBIT 2.1

                               AGREEMENT OF MERGER

                                       OF

                               DEX MEDIA WEST LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                       AND

                                     GPP LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                  This Agreement of Merger is approved as of September 9, 2003, pursuant to Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA") and in accordance with their respective limited liability company agreements, by Dex Media West LLC ("DMW"), a limited liability company of the State of Delaware, and by GPP LLC ("GPP"), a limited liability company of the State of Delaware.

                  WHEREAS, DMW and its sole Member and GPP and its sole Member declare it advisable and to the advantage, welfare, and best interest of DMW and GPP and their respective Members to merge DMW with and into GPP pursuant to the provisions of the DLLCA.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being duly approved by the sole Member and Board of DMW and by the sole Member of GPP, this Agreement of Merger and the terms and conditions thereof, together with any actions required or permitted to be taken herein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

                  1. DMW shall, pursuant to the provisions of the DLLCA, be merged with and into GPP, with GPP as the surviving company from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving company," but shall change its name to "Dex Media West LLC" upon effectiveness of the merger pursuant to the provisions of the DLLCA. The separate existence of DMW, which is hereinafter sometimes referred to as the "terminating company," shall cease at the said effective time in accordance with the provisions of the DLLCA.

                  2. The Amended and Restated Limited Liability Company Agreement, dated as of September 9, 2003, of the surviving company, as now in force and effect, shall be amended as provided for in the new Amended and Restated Limited Liability Company Agreement, which shall be in substantially the form attached hereto as Exhibit A, which shall be effective as of the effective time of the merger, and said new Amended and Restated Limited Liability Company Agreement shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DLLCA.

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                  3.       The outstanding limited liability company interests
of the terminating company shall, at the effective time of the merger, be canceled and extinguished and all of the limited liability company interests of the surviving company shall be issued to Dex Media West, Inc. in exchange therefor.

                  4. In the event that this Agreement of Merger shall have been fully adopted on behalf of the terminating company and of the surviving company in accordance with the provisions of the DLLCA, the said terminating company and the said surviving company agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will execute and deliver all necessary instruments or documents and cause to be performed all necessary acts within the State of Delaware and elsewhere to effect the merger herein provided for.

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                  IN WITNESS WHEREOF, this Agreement of Merger is hereby signed on behalf of each of the parties thereto.

Date: September 9, 2003

                                          DEX MEDIA WEST LLC
                                          A DELAWARE LIMITED LIABILITY COMPANY

                                              BY: /s/  GEORGE BURNETT
                                                  ------------------------------
                                                  NAME:  GEORGE BURNETT
                                                  TITLE: CEO AND PRESIDENT

                                          GPP LLC
                                          A DELAWARE LIMITED LIABILITY COMPANY

                                          BY: DEX MEDIA WEST LLC
                                              ITS SOLE MEMBER

                                              BY: /s/  GEORGE BURNETT
                                                  ------------------------------
                                                  NAME:  GEORGE BURNETT
                                                  TITLE: CEO AND PRESIDENT

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                                    EXHIBIT A

(AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DEX MEDIA WEST LLC
                                 f/k/a GPP LLC)